UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 28, 2005

LOWE'S COMPANIES, INC.

(Exact name of registrant as specified in its charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b) Claudine B. Malone, who has served as a director of Lowe's Companies, Inc. (the "Company") since 1995 and currently sits on both the Audit Committee and the Governance Committee of the Board of Directors, has informed the Company that she plans to retire when her current term as a director expires at this year's annual meeting of shareholders. As previously announced, the retirement of Robert L. Tillman from his position as Chairman and Chief Executive Officer of the Company was effective on January 28, 2005. A copy of the press release announcing Mr. Tillman's retirement is attached as Exhibit 99.1.

(c) On January 28, 2005, Robert A. Niblock assumed the additional roles of Chairman and Chief Executive Officer. Mr. Niblock, President for the past two years, succeeds Mr. Tillman under the succession plan adopted by the Board of Directors last April. A copy of the press release announcing Mr. Niblock's assumption of his position as Chairman, President and Chief Executive Officer of the Company is attached as Exhibit 99.1.

(d) On January 28, 2005, the Board of Directors elected Robert L. Johnson to fill the vacancy on the Board of Directors created by the retirement of Mr. Tillman. The Board of Directors also appointed Mr. Johnson to the Audit Committee and the Governance Committee of the Board of Directors. A copy of the press release announcing the election of Mr. Johnson is attached as Exhibit 99.1.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a) On January 28, 2005, the Board of Directors approved four amendments to the Company's bylaws. The amendments make the following changes to the bylaws:

(i) Effective immediately, Article II, Section 1 was amended to provide that the annual meeting of shareholders shall be held on a day in the month of May to be designated by the Board of Directors. Prior to this amendment, Article II, Section 1 provided that the annual meeting of shareholders would be held on the last Friday in the month of May.

(ii) Effective immediately, Article II, Section 10 was amended to increase the time period for the Company to be notified of (A) a shareholder's proposal of business to be considered at an annual meeting of shareholders from 15 days prior to the annual meeting to between 90 and 120 days prior the first anniversary of the preceding year's annual meeting date and (B) a shareholder's nomination of persons for election to the Board of Directors from 15 days prior to the annual meeting to between 90 and 120 days prior to the first anniversary of the preceding year's annual meeting date. In addition, in regard to a shareholder's nomination of persons for election to the Board of Directors, such shareholder's notice to the Company is now required to include information relating to the proposed nominee similar to that required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended and other information necessary to help the Company evaluate any such nominated party.

(iii) Article III, Section 2 was amended to provide that, effective May 27, 2005, the number of directors will be reduced from 12 to 11.

(iv) Effective immediately, Article VIII was amended to permit the Company to have a 53-week fiscal year (as opposed to a 52-week fiscal year) "periodically" rather than "every six to eight years."

The amended and restated Bylaws are attached as Exhibit 3.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

Exhibit 3.1 Bylaws of Lowe's Companies, Inc., as amended and restated

Exhibit 99.1 Press release issued by the Company on January 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOWE'S COMPANIES, INC.

February 2, 2005 Date	/s/Kenneth W. Black, Jr. Kenneth W. Black, Jr. Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of Lowe's Companies, Inc., as amended and restated

99.1	Press release issued by the Company on January 28, 2005